EXHIBIT 99.1

ATHERSYS ANNOUNCES THAT ITS PARTNER, HEALIOS K.K., REPORTED TOPLINE DATA FROM THE TREASURE MULTISTEM ISCHEMIC STROKE STUDY

TREASURE topline results show evidence of therapeutic impact

Study preliminary results analyses indicate good potential for favorable results in
Athersys’ MASTERS-2 study

Conference call today at 8:30 a.m. ET

CLEVELAND, Ohio, May 20, 2022 — Athersys, Inc. (Nasdaq: ATHX) announced today that its partner, HEALIOS K.K. (Healios), has reported topline results for its Japan ischemic stroke study, TREASURE. The randomized, double-blind placebo-controlled study included patients with moderate to moderate-severe ischemic stroke (baseline NIHSS 8-20) with administration of a single dose of MultiStem® cells (invimestrocel) or placebo by intravenous infusion within 18-36 hours of the event. The trial enrolled 206 patients and was conducted by 48 sites in Japan.

Topline Results

•Improvement in pre-specified measures of functional “independence” and good outcomes, such as mRS ≤2, Barthel Index ≥95 and Global Recovery, associated with MultiStem treatment.
•The primary endpoint, Excellent Outcome at 90 days, did not reach statistical significance in this population.
•Overall, consistent improvement in essentially all measured functional outcomes over time through one year, supporting long-term impact on and continued improvement in the quality of life of treated patients.
•High potential for success on Athersys’ MASTERS-2 primary outcome measure, mRS shift, suggested by the results for the TREASURE patients who were representative of the current enrollment for MASTERS-2.
•No material differences in safety outcomes, including mortality and life-threatening adverse events between the treatment and placebo groups.

One Year	MultiStem	Placebo	*

Global Recovery	27.9%	15.7%	p<0.05
Barthel Index ≥95	35.6%	22.5%	p=0.05
Excellent Outcome	15.4%	10.8%	n.s.
Note: Excellent Outcome (mRS ≤1, NIHSS ≤1 and Barthel Index ≥95); Global Recovery (mRS ≤2, NIHSS change ≥75% and Barthel Index ≥95). *Covariance adjustment based on stratification factors in SAP.

“We are enthusiastic about the topline results from the TREASURE ischemic stroke trial in Japan,” remarked Dan Camardo, Chief Executive Officer of Athersys, Inc. “The preliminary data analyses suggest a path forward for our partner, Healios, in Japan, and gives us further confidence in our MASTERS-2 Phase 3 ischemic stroke study being conducted in the United States, Europe and the Asia-Pacific region. We look forward to continued collaboration with Healios in working to bring this important therapy to the market in Japan.”

Distinctive Characteristics of TREASURE Patient Population and Favorable Read-through to MASTERS-2 Study

The TREASURE patient population was substantially older than the MASTERS-1 population (and older than expected in the design of the TREASURE study) with moderately greater stroke severity. The median age for TREASURE patients was 78 years, compared to 63 years in the MASTERS-1 study. The MASTERS-2 population is expected to be significantly younger, with lower average stroke severity, than the TREASURE population, based on current enrollment information.

Compared to the MASTERS-1 population, slower and less robust recovery would be expected within the TREASURE patient group, making measures of independence and good outcomes, such as mRS ≤2 and Barthel Index ≥95, more clinically relevant than “excellent outcomes” or “ideal” health status post-stroke. The modified Rankin Score (mRS) measures global disability on a 7-point scale and the Barthel Index evaluates a patient’s ability to perform specific activities of daily living on a 100-point scale, and both are commonly used to assess clinical outcomes over time following stroke.

The TREASURE study adds considerable new information about the MultiStem treatment effect in older patients, aged 80 years and older, not previously studied in MASTERS-1 and who are expected to represent a limited proportion of subjects in the ongoing MASTERS-2 study. At the same time, it provides important information for confirming and refining expectations for the MASTERS-2 study.

The results below, from the TREASURE study patients with the most relevance for the MASTERS-2 study, suggest that MASTERS-2 would be expected to have a high probability of achieving success on the primary endpoint, especially when taking into account the larger MASTERS-2 sample size. Moreover, this does not account for the expected positive contribution to the results from younger patients in MASTERS-2, when compared to the representative TREASURE sample described below.

TREASURE patient population relevant to MASTERS-2*
	Timepoint	MultiStem	Placebo
mRS Shift (MASTERS-2 primary endpoint)	90 days	OR=1.7, p=0.13
	365 days	OR=1.8, p=0.06
mRS ≤2 (key secondary endpoint)	90 days	46.4%	27.9%	p<0.05
	365 days	50.0%	32.8%	p=0.06
*    Representative TREASURE population (patients <80 years, n=117). Covariance adjustment using stratification factors, in accordance with MASTERS-2 SAP.
“The TREASURE results demonstrate therapeutic impact on multiple clinically relevant endpoints in this population of older stroke patients, with continued improvement over time,” commented Dr. John Harrington, Chief Scientific Officer of Athersys, Inc. “We are particularly pleased by the results for the younger TREASURE study patients who are most relevant to our ongoing MASTERS-2 trial, which we believe suggest a high potential for success in the study.”

“The benefits provided to the TREASURE patients by MultiStem treatment represent good recovery, are clinically meaningful and should result in substantial improvement in quality of life for many stroke patients,” commented David C. Hess, MD, Dean and Presidential Distinguished Chair of Neurology at the Medical College of Georgia at Augusta University, investigator and lead author of the MASTERS-1 trial. “The TREASURE study enrolled an elderly stroke population with a median age of 78 years, making these results even more remarkable. We are excited about the MASTERS-2 study and the potential to add a new, clinically meaningful treatment option to stroke clinicians and patients.”

The Athersys and Healios teams plan to continue to analyze the TREASURE results as additional data becomes available, including the impact on biomarkers and more detailed evaluation of important factors associated with the treatment effect, among other things. Furthermore, Athersys plans to support regulatory engagement, including together with Healios in Japan, to advance the ischemic stroke program forward on its regulatory path. With respect to the MASTERS-2 study, Athersys intends to continue its proactive efforts to improve enrollment through site-expansion and site-productivity initiatives to complete enrollment as soon as possible.

Key TREASURE Patient Characteristics

Overall, there was good balance between MultiStem and placebo patient groups in age, severity and prior reperfusion treatment as evident below.

	MultiStem	Placebo
n	104	102
Age, median	79	78
Sex (male)	53.8%	54.9%
Severity
NIHSS, median	14.0	14.0
Reperfusion Status
No Prior	46.2%	49.0%
Prior (tPA or MR)	53.8%	51.0%

Other Studies Mentioned

MASTERS-1: completed 126-patient phase 2 study of MultiStem treatment for ischemic stroke, conducted by Athersys in the United States and Europe.
MASTERS-2: ongoing 300-patient phase 3 clinical trial of MultiStem treatment for ischemic stroke, conducted by Athersys in the United States (under Special Protocol Assessment), Europe and Asia-Pacific. The program has Fast Track and RMAT designations.

Please refer to the following Healios disclosures for more information: https://ssl4.eir-parts.net/doc/4593/tdnet/2128690/00.pdf

Conference Call

Management will host a conference call today at 8:30 a.m. ET to discuss the trial results. Participants may listen by viewing the webcast online or may listen using the phone. We encourage listeners to access the call using the webcast link to view slides that will be discussed during the presentation. If you would like to dial in using the phone, please register for the conference call ahead of time using the phone registration link below. Once registered, you will receive the toll-free number and a unique conference ID.
Choose one method below:

Date	May 20, 2022
Time	8:30 a.m. (Eastern Time)
Live webcast registration	https://events.q4inc.com/attendee/903528413
Phone registration	https://conferencingportals.com/event/YqVRZKvZ

A replay of the event will be available at www.athersys.com under the investors' section soon after the call has ended. Investors may also call in for on-demand listening approximately two hours after the completion of the call until 11:59 p.m. Eastern Time on May 27, 2022, by dialing (800) 770-2030 or (647) 362-9199 and entering the access code 70781.

About Ischemic Stroke
Stroke represents an area where the clinical need is particularly significant, since it is a leading cause of death and serious disability worldwide, with a substantially impaired quality of life for many stroke victims. Currently, there are nearly 17 million people who suffer a stroke globally and more than two million stroke victims each year in the United States, Europe and Japan, combined. Ischemic strokes, which represent the most common form of stroke, are caused by a blockage of blood flow in the brain that cuts off the supply of oxygen and nutrients and can result in long-term or permanent disability due to neurological damage. Unfortunately, current therapeutic options for ischemic stroke victims are limited, since the only available treatments, administration of the clot dissolving agent tPA, or “thrombolytic,” or surgical intervention to remove the clot, must be conducted within several hours of the occurrence of the stroke. As a consequence of this limited time window, only a small percentage of stroke victims are treated with the currently available therapy—most simply receive supportive or “palliative” care. The long-term costs of stroke are substantial, with many patients requiring extended hospitalization, extended physical therapy or rehabilitation (for those patients that are capable of entering such programs), and many require long-term institutional or family care.

About MultiStem®
MultiStem® cell therapy (invimestrocel) is a patented regenerative medicine product candidate in clinical development that has shown the ability to promote tissue repair and healing in a variety of ways, such as through the production of therapeutic factors in response to signals of inflammation and tissue damage. MultiStem therapy’s potential for multidimensional therapeutic impact may distinguish it from traditional biopharmaceutical therapies focused on a single mechanism of benefit. MultiStem represents a unique "off-the-shelf" stem cell product candidate that can be manufactured in a scalable manner, may be stored for years in frozen form, and is administered without tissue matching or the need for immune suppression. Based upon favorable outcome data, its novel mechanisms of action, and favorable and consistent tolerability data in clinical studies, we believe that MultiStem therapy may provide a meaningful benefit to patients, including those suffering from serious diseases and conditions with unmet medical need.
About Athersys

Athersys is a biotechnology company engaged in the discovery and development of therapeutic product candidates designed to extend and enhance the quality of human life. The Company is developing its MultiStem® cell therapy product, a patented, adult-derived "off-the-shelf" stem cell product, initially for disease indications in the neurological, inflammatory and immune, cardiovascular, and other critical care indications and has several ongoing clinical trials evaluating this potential regenerative medicine product. Athersys has forged strategic partnerships and a broad network of collaborations to further advance MultiStem cell therapy toward commercialization. Investors and others should note that we may post information about the Company on our website at www.athersys.com and/or on our accounts on Twitter, Facebook, LinkedIn or other social media platforms. It is possible that the postings could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in the Company to review the information we post on our website at www.athersys.com and on our social media accounts. Follow Athersys on Twitter at www.twitter.com/athersys. Information that we may post about the Company on our website and/or on our accounts on Twitter, Facebook, LinkedIn or other social media platforms may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. You should not place undue reliance on forward-looking statements contained on our website and/or on our accounts on Twitter, Facebook, LinkedIn or other social media platforms, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

About Healios
Healios is Japan’s leading clinical stage biotechnology company harnessing the potential of stem cells for regenerative medicine. It aims to offer new therapies for patients suffering from diseases without effective treatment options. Healios is a pioneer in the development of regenerative medicines in Japan, where it has established a proprietary, gene-edited “universal donor” induced pluripotent stem cell (iPSC) line to develop next generation regenerative treatments in immuno-oncology, ophthalmology, liver diseases, and other areas of severe unmet medical need. Healios’ lead iPSC-derived cell therapy candidate, HLCN061, is a next generation NK cell treatment for solid tumors that has been functionally enhanced through gene-editing. Its near-term pipeline includes the somatic stem cell product HLCM051 (MultiStem®), which is currently being evaluated in Japan in Phase 2/3 and Phase 2 trials in ischemic stroke and acute respiratory distress syndrome (ARDS), respectively. Healios was established in 2011 and has been listed on the Tokyo Stock Exchange since 2015 (TSE Growth: 4593). https://www.healios.co.jp/en.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements relate to, among other things, statements regarding the potential benefits of our MultiStem product candidate; anticipated results of clinical trials involving our MultiStem product candidate; the expected timetable for development of our product candidates, our growth strategy, and our future financial performance, including our operations, economic performance, financial condition, prospects, and other future events. We have attempted to identify forward-looking statements by using such words as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “suggest,” “will,” or other similar expressions. These forward-looking statements are only predictions and are largely based on our current expectations. A number of known and unknown risks, uncertainties, and other factors could affect the accuracy of these statements. Some of the more significant known risks that we face are the risks and uncertainties inherent in the process of discovering, developing, and commercializing products that are safe and effective for use as therapeutics, including the uncertainty regarding market acceptance of our product candidates and our ability to generate revenues. The following risks and uncertainties may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements: the possibility of unfavorable results from ongoing and additional clinical trials involving MultiStem; the risk that positive results in a clinical trial may not be replicated in subsequent or confirmatory trials or success in an early stage clinical trial may not be predictive of results in later stage or large scale clinical trials; our ability to raise capital to fund our operations, including but not limited to, our ability to access our traditional financing sources and to continue as a going concern; our ability to regain compliance with the requirement to maintain a minimum closing bid price of $1.00 per share as set forth in Nasdaq Listing Rule 5550(a)(2); the timing and nature of results from MultiStem clinical trials, including the MASTERS-2 Phase 3 clinical trial evaluating the administration of MultiStem for the treatment of ischemic stroke; the success of our MACOVIA clinical trial evaluating the administration of MultiStem for the treatment of COVID-19 induced ARDS, and the MATRICS-1 clinical trial being conducted with The University of Texas Health Science Center at Houston evaluating the treatment of patients with serious traumatic injuries; the possibility that the COVID-19 pandemic could continue to delay clinical site initiation, clinical trial enrollment, regulatory review and potential receipt of regulatory approvals, payments of milestones under our license agreements and commercialization of one or more of our product candidates, if approved; the availability of product sufficient to meet commercial demand shortly following any approval, such as in the case of accelerated approval for the treatment of COVID-19 induced ARDS; the impact on our business, results of operations and financial condition from the ongoing and global COVID-19 pandemic, or any other pandemic, epidemic or outbreak of infectious disease in the United States; the possibility of delays in, adverse results of, and excessive costs of the development process; our ability to successfully initiate and complete clinical trials of our product candidates; the impact of the COVID-19 pandemic on the production capabilities of our contract manufacturing partners and our MultiStem trial supply chain; the possibility of delays, work stoppages or interruptions in manufacturing by third parties or us, such as due to material supply constraints, contamination, operational restrictions due to COVID-19 or other public health emergencies, labor constraints, regulatory issues or other factors which could negatively impact our trials and the trials of our collaborators; uncertainty regarding market acceptance of our product candidates and our ability to generate revenues, including MultiStem cell therapy for neurological, inflammatory and immune, cardiovascular and other critical care indications; changes in external market factors; changes in our industry’s overall performance; changes in our business strategy; our ability to protect and defend our intellectual property and related business operations, including the successful prosecution of our patent applications and enforcement of our patent rights, and operate our business in an environment of rapid technology and intellectual property development; our possible inability to realize commercially valuable discoveries in our collaborations with pharmaceutical and other biotechnology companies; our ability to meet milestones and earn royalties under our collaboration agreements, including the success of our collaboration with Healios; our collaborators’ ability to continue to fulfill their obligations under the terms of our collaboration agreements and generate sales related to our technologies; the success of our efforts to enter into new strategic partnerships and advance our programs; our possible inability to execute our strategy due to changes in our industry or the economy generally; changes in productivity and reliability of suppliers; the success of our competitors and the emergence of new competitors; and the risks mentioned elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2021 under Item 1A, “Risk Factors” and our other filings with the SEC. You should not place undue reliance on forward-looking statements contained on our website and/or on our accounts on Twitter, Facebook, LinkedIn or other social media platforms, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:
Ivor Macleod
Chief Financial Officer
Tel: (216) 431-9900
ir@athersys.com

Karen Hunady
Director of Corporate Communications and Investor Relations
Tel: (216) 431-9900
khunady@athersys.com

David Schull
Russo Partners, LLC
Tel: (212) 845-4271 or (858) 717-2310
David.schull@russopartnersllc.com

Peter Vozzo
ICR Westwicke
Tel: (443) 213-0505
peter.vozzo@westwicke.com